Exhibit 10.2(i)

HARTE-HANKS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Shares of Common Stock Subject to this Option: [##,###]	Option Price Per Share: $[____]
Holder: [Name]	Award Date:

THIS AGREEMENT (this “Agreement”), effective as the Award Date, is between Harte-Hanks, Inc., a Delaware corporation (the “Company”), and Holder. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Plan (as defined below).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (the “Plan”), which provides for the granting of Non-Qualified Options to purchase shares of Common Stock, to Participants selected by the Board or the Committee; and

WHEREAS, the Holder has been selected by the Board or Committee to participate in the Plan, in accordance with the provisions thereof.

WHEREAS, the Board or Committee awarded Holder a Non-Qualified Option on the Award Date.

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of such option.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Holder to be an employee of the Company or an Affiliated Company, the parties hereto hereby agree as follows:

1. Grant. On the Award Date, the Company awarded to the Holder this Non-Qualified Option (this “Option”) to purchase from the Company, on the terms and conditions herein set forth and in the Plan, all or any part of the number of shares of Common Stock at the Option Price Per Share as set forth above. The grant of this Option was effective on the Award Date. Except as otherwise provided in Section 3 below, this Option may not be exercised unless the Holder, at the time he or she exercises this Option, is (and has been at all times since the date of grant of this Option) a Participant under the Plan (an “Eligible Participant”).

2. Vesting. This Option vests, and may be exercised, in [four equal installments (i.e., 25% each) on each of the first four anniversaries of the Award Date]. Notwithstanding the foregoing, (a) in no event can this Option be exercised in whole or in part on or after the date on which this Option lapses pursuant to Section 5, [and (b) this Option shall automatically vest in full upon the occurrence of a Change of Control (as defined in the Plan)]. The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date (as defined below) or the termination of this Option under Section 5 hereof or the Plan.

3. Exercise. Holder may exercise this Option, in whole or in part, at any time (subject to Section 2) by delivering written notice to the Company’s Secretary along with full payment of the exercise price under this Option for the shares being purchased. The notice must specify that this Option (or a portion thereof) is being exercised and the number of shares with respect to which this Option is being exercised. This Option may only be exercised as provided in this Agreement and in accordance with such rules and regulations as may, from time to time, be adopted by the Board or the Committee under the Plan. The exercise of this Option shall be deemed effective upon receipt by the Company of the notice and payment described herein. If the Holder exercises this Option in full, it shall be surrendered to the Company for cancellation. If the Holder only partially exercises this Option, it shall, upon request, be delivered to the Company for the purpose of making appropriate notation thereon, or otherwise reflecting, in such manner as the Company shall determine, the result of such partial exercise hereof. As soon as practicable after the effective exercise of this Option, and upon satisfaction of all applicable withholding requirements pursuant to the Plan, the Holder or the Holder’s nominee, shall be recorded on the Company’s stock transfer books as the owner of the shares purchased. The Company may, but is not required to, deliver to the Holder one or more duly issued and executed stock certificates evidencing such ownership.

4. Payments. When this Option is exercised, payment of the total exercise price for the shares to be purchased shall be made to the Company (i) in cash (including check, bank draft or money order), (ii) by transfer from the Holder to the Company of shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise this Option) that the Holder has held for more than six months with a then current aggregate Fair Market Value equal to the total exercise price for the portion of this Option being exercised, (iii) by the Company retaining a number of shares of the Common Stock deliverable upon exercise of this Option whose aggregate Fair Market Value is equal to the exercise price to be paid in connection with such exercise; or (iv) to the extent permissible under applicable law, delivery to the Company of: (A) a properly executed exercise notice, (B) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Company (on the same day that the shares of Common Stock issuable upon exercise are delivered) the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (C) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale.

5. Expiration. This Option shall expire on 10th anniversary of the Award Date (the “Final Exercise Date”) unless terminated prior to the Final Exercise Date pursuant to the terms of this Agreement or the Plan. In addition, this Option shall expire:

(a) one year after the date of the Holder’s death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code); provided, however, that in such event this Option may only be exercised to the extent it is vested at the time of the Holder’s death or disability;

(b) 90 days after the Termination Date (as defined below) if the Holder is then still living and if such termination is for a reason other than for Cause or as a result of a Material Breach (as defined below); provided, however, that in such event this Option may only be exercised to the extent it is vested at the time of the Termination Date; and provided, further, however, that in the event that the Holder dies during the 90-day period immediately after the Termination Date (and the Holder has not been terminated for Cause or as a result of a Material Breach), then this Option shall terminate one year after the date of the Holder’s death; or

(c) on the Termination Date, if such termination was for Cause or as a result of a Material Breach.

For purposes of this Agreement, “Material Breach” means the material breach of any contractual, statutory, fiduciary or other legal obligation of the Holder to the Company, as determined in the sole judgment of the Company, and “Termination Date” shall mean the date on which the Holder is no longer a Participant under the Plan.

6. Transfer and Assignment. This Option and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise conveyed by the Holder otherwise than by will or by the laws of descent and distribution. This Option is not and will not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts by the Holder nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process. This Option shall be exercisable during the lifetime of the Holder only by the Holder. To the extent exercisable after the Holder’s death, this Option shall be exercised only by the person or persons entitled to receive this Option under the Holder’s will, duly probated, or if the Holder shall fail to make a testamentary disposition of this Option, by the executor or administrator of the Holder’s estate.

7. Conditions. If at any time the Board shall determine, based on opinion of counsel to the Company, that listing, registration or qualification of the shares covered by this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the exercise of this Option, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to counsel for the Company.

8. Notices. Any notice to be given under the terms of this Agreement or any delivery of this Option to the Company shall be made by personal delivery, through the mail, or by facsimile, electronic mail or other electronic transmission to the Company’s Secretary, Harte-Hanks, Inc., 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216, Fax: (210) 829-9139. Any notice to be given to the Holder shall be addressed to the Holder at the Holder’s address indicated in the Company’s payroll records, the Holder’s company email address or at such other address as either party may hereafter designate in writing to the other.

9. Further Understandings. The granting of this Option shall impose no obligation upon the Holder to exercise any part of it. The Holder acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by such Holder’s remaining an Eligible Participant (not through the act of being hired, being granted this Option or acquiring shares hereunder). The Holder further acknowledges and agrees that this Option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, director or consultant of the Company or an Affiliated Company for the vesting period for any period, or at all, and shall not interfere in any way with the Holder’s right or the right of the Company or any Affiliated Company to terminate the Holder’s relationship as an employee, director or consultant at any time with or without Cause. The Holder acknowledges that this Option (a) is not granted by the Company as a matter of right, but is granted (and the amount of the award is granted) at the sole discretion of the Board or Committee, (b) is not part of Holder’s contractual compensation and (c) does not create and enforceable right to further options in future years or in similar amounts. This discretion of the Board and Committee relates to the award of options and the amount of any award. The Holder waives any and all acquired rights claims in connection with past or future employment or service as a consultant or director with the Company or any Affiliated Company.

10. Protection of Goodwill. You acknowledge that the Company is providing you with this Option in connection with and consideration for your promises and covenants contained herein. Specifically, in consideration for the Option, which you acknowledge provides a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Option (itself and in combination with any other awards made under the Plan) constitutes independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants. You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Option.

11. Successors & Assigns. Subject to the limitations of the transferability of this Option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

13. Taxes. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares subject hereto. Subject to limitations established by the Committee and/or the Board from time to time, any withholding taxes may be paid by delivery to the Company of previously owned shares of Common Stock or by reducing the number of shares issuable upon exercise of this Option.

14. Non-Qualified Option. This Option is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code.

15. Clawback. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), this Option shall not be deemed fully earned or vested, even if exercised, if this Option or any portion thereof is deemed “incentive compensation” and subject to recovery, or “clawback” by the Company pursuant to the provisions of the Act and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”). In addition, Holder hereby acknowledges that this Agreement may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under the Act and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback this Option or the shares of Common Stock issued pursuant hereto.

16. Option Subject to the Plan. Holder accepts this Option subject to all the provisions of the Plan including the provisions that authorize the Committee to administer and interpret the Plan and that provide the Committee’s and the Board’s decisions, determinations and interpretations with respect to the Plan and options granted thereunder are final and conclusive on all persons affected thereby. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:	HARTE-HANKS, INC.

By:
[name]

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